GUARANTY OF LEASE
[ (______________) ]
This GUARANTY OF LEASE (this “Guaranty”), is made and entered into as of February 2, 2015 (the “Effective Date”) by GENESIS HEALTHCARE, INC., a Delaware corporation (f/k/a Skilled Healthcare Group, Inc.) (“PublicCo”), and FC-GEN OPERATIONS INVESTMENT, LLC, a Delaware limited liability company (“FC-Gen”, and together with PublicCo, jointly and severally, “Guarantor”), in favor of [ ________________________ ] (“Landlord”). Landlord hereby executes this Guaranty solely for the purpose of acknowledging and agreeing to the terms and conditions of Section 15.
RECITALS
A.    WHEREAS, reference is hereby made to (i) that certain Lease dated as of [ ______________ ], as amended by [ ______________ and ] that certain [ ________ ] Amendment to Lease dated of even date herewith (as amended, modified, revised or restated, the “Lease”) pursuant to which Landlord leases that certain facility (the “Facility”) to [ ________________________ ] (“Tenant”), and (ii) that certain Guaranty of Lease dated as of [ ______________ ] (the “Released Guaranty”), pursuant to which GENESIS HEALTHCARE LLC, a Delaware limited liability company (“Released Guarantor”), guarantees the obligations of Tenant under the Lease for the benefit of Landlord. All initially-capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Lease.
B.    WHEREAS, Guarantor and Landlord acknowledge and agree that: (i) this Guaranty is given in connection with that certain Second Consent and Amendment Agreement dated August 18, 2014 (the “Consent”), between the landlords described therein (including Landlord) and Released Guarantor; (ii) contemporaneously with the execution of this Guaranty, the businesses, assets and liabilities of FC-Gen and PublicCo will be combined; and (iii) PublicCo and FC-Gen have agreed to execute this Guaranty in exchange for Landlord’s willingness to execute and deliver the Consent and release Released Guarantor from its obligations under the Released Guaranty.
AGREEMENTS
NOW, THEREFORE, in consideration for the execution and delivery of the Consent by Landlord, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
1.    Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Lease, effective as of the date hereof with respect to Obligations (as hereinafter defined) arising from and after the Commencement Date, Guarantor hereby jointly and severally, unconditionally, and irrevocably guarantees (i) the payment when due of all rent and all other sums payable by Tenant under the Lease, and (ii) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Tenant under the Lease, and any and all amendments, modifications, extensions and renewals of the

Lease, including without limitation all indemnification obligations, insurance obligations, and all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located at the Facility (collectively, the “Obligations”). In the event of the failure of Tenant to pay any such rent or other sums, or to render any other performance required of Tenant under the Lease, when due or within any applicable cure period, Guarantor shall forthwith perform or cause to be performed all provisions of the Lease to be performed by Tenant thereunder, and pay all reasonable costs of collection or enforcement and other damages that may result from the non-performance thereof to the full extent provided under the Lease. As to the Obligations, Guarantor's liability under this Guaranty is without limit.
2.    Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect notwithstanding:
(a)    any amendment, modification, or extension of the Lease;
(b)    any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Lease;
(c)    any substitution or release, in whole or in part, of any security for this Guaranty which Landlord may hold at any time;
(d)    any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Lease or any security held by Landlord with respect thereto, or any waiver of any such right, power or remedy;
(e)    any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of Tenant or any other guarantor;
(f)    any limitation of Tenant's liability under the Lease or any limitation of Tenant's liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Lease or any term thereof;
(g)    any sale, lease, or transfer of all or any part of any interest in the Facility or any or all of the assets of Tenant to any other person, firm or entity other than to Landlord;
(h)    any act or omission by Landlord with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;
(i)    any extensions of time for performance under the Lease, whether prior to or after the expiration of the Term;
(j)    the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

(k)    the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Lease to pay any money judgment;
(l)    the failure to give any Guarantor any notice of acceptance, default or otherwise;
(m)    any other guaranty now or hereafter executed by any Guarantor or anyone else in connection with the Lease;
(n)    any rights, powers or privileges Landlord may now or hereafter have against any other person, entity or collateral; or
(o)    any other circumstances, whether or not Guarantor had notice or knowledge thereof.
3.    Primary Liability. The liability of Guarantor with respect to the Lease shall be primary, direct and immediate, and Landlord may proceed against any Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.
In the event of any default under the Lease, a separate action or actions may be brought and prosecuted against Guarantor whether or not the Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.
4.    Obligations Not Affected. Subject to the terms of the Lease, Landlord may, without notice to any Guarantor: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed. Any exercise or non-exercise by Landlord of any right hereby given Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other person, or change, impairment, release or suspension of any right or remedy of Landlord against any person including the Tenant's and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.
5.    Waiver. With respect to the Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:
(a)    any right to require Landlord to proceed against Tenant or any other person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord's power before proceeding against any Guarantor or to require that Landlord cause a marshaling of Tenant's assets or the assets, if any, given as collateral for this Guaranty or to proceed against Tenant and/or any collateral, including collateral, if any, given to secure Guarantor's obligation under this Guaranty, held by Landlord at any time or in any particular order;
(b)    any defense that may arise by reason of the incapacity or lack of authority of any other person or persons;
(c)    notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Tenant, Landlord, any creditor of Tenant or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Landlord or in connection with any obligation hereby guaranteed;
(d)    any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;
(e)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(f)    any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;
(g)    any defense arising because of Landlord's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code;
(h)    any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and

(i)    all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.
6.    Warranties. With respect to the Lease, Guarantor warrants that: (a) this Guaranty is executed at the Tenant’s request; and (b) Guarantor has established adequate means of obtaining from each Tenant on a continuing basis financial and other information pertaining to Tenant’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that the Landlord shall have no obligation to disclose to Guarantor information or material acquired in the course of the Landlord's relationships with Tenant.
7.    No-Subrogation. Until all Obligations of Tenant under the Lease have been satisfied and discharged in full for six (6) months, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which the Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Lease.
8.    Subordination. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of any Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Tenant's obligation to Landlord to pay as and when due in accordance with the terms of the Lease the guaranteed Obligations. During any time in which an Event of Default has occurred and is continuing under the Lease and not been cured within any cure period provided for therein (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Landlord's rights and remedies under the Lease.
9.    No Delay. Any payments required to be made by Guarantor hereunder shall become due within ten (10) days of written demand therefor following the occurrence and during the continuance of an Event of Default under the Lease.
10.    Application of Payments. With respect to the Lease, and with or without notice to Guarantor, Landlord, in its sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) apply any or all payments or recoveries from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any indebtedness or other obligation of Tenant with respect to the Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to Tenant any payment received by Landlord under the Lease.
11.    Guaranty Default.
(a)    As used herein, the term “Guaranty Default” shall mean one or more of the following events (subject to applicable cure periods):

(i)    the failure of Guarantor to pay the amounts required to be paid hereunder within ten (10) days of written demand therefor following the occurrence and during the continuance of an Event of Default under the Lease; and
(ii)    the failure of Guarantor to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsection (i) above, for a period of thirty (30) days after written notice of such failure has been given to Guarantor by Landlord, unless Landlord agrees in writing to an extension of such time prior to its expiration.
(b)    Upon the occurrence of a Guaranty Default, Landlord shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys' fees in any proceeding, including any appeal therefrom and any post judgment proceedings.
12.    Guarantor Covenants.
(a)    Within ninety (90) days after the end of Guarantor’s fiscal years, the entities then comprising Guarantor shall deliver to Landlord a copy of their (consolidated) Financial Statements, prepared in accordance with GAAP, consistently applied, and certified by an officer of Guarantor and reported on by a “Big Four” certified public accounting firm or other certified public accounting firm approved by Landlord, which approval will not be unreasonably withheld. Together with Guarantor's Financial Statements furnished in accordance with the preceding sentence, Guarantor shall deliver (a) an Officer's Certificate of Guarantor stating that Guarantor is not in default in the performance or observance of any of the terms of this Guaranty, or if Guarantor is in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same, and (b) a report with respect to the financial statements from Guarantor's accountants, which report shall be unqualified as to going concern and scope of audit of Guarantor and its subsidiaries and shall provide in substance that (i) such consolidated financial statements present fairly the consolidated financial position of Guarantor and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP, and (ii) that the examination by Guarantor's accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
(b)    The entities that comprise Guarantor shall collectively maintain, without duplication, a Net Worth (as defined below) as follows:
(i)    as of March 31, 2015 and June 30, 2015, no less than the greater of (A) One Hundred Million Dollars ($100,000,000) and (B) 75% of the combined Net Worth of Guarantor as of the Effective Date (the “Closing Date TNW”). In no event shall the Closing Date TNW be less than One Hundred Million Dollars ($100,000,000);

(ii)    as of the last day of each fiscal quarter thereafter, commencing September 30, 2015, no less than the Net Worth required as of the last day of the prior fiscal quarter plus the TNW Increment (as defined below), increasing until the required Net Worth of Guarantor equals Three Hundred Million Dollars ($300,000,000);
(iii)    “TNW Increment” means (A) Three Hundred Million Dollars ($300,000,000) minus the Closing Date TNW, divided by (B) eleven (11); and
(iv)    as of the last day of each fiscal quarter for the remainder of the term of the Lease, no less than Three Hundred Million Dollars ($300,000,000).
“Net Worth” means an amount equal to the total consolidated net book value of the tangible assets of Guarantor (excluding goodwill and other intangible assets) minus the total consolidated liabilities of such Guarantor. For purposes of this calculation, the book value of tangible net assets will exclude the unamortized balance of capitalized assets associated with capital lease or similar financing obligations and the total liabilities will exclude the unamortized balance of capital lease or similar financing obligation liabilities.
13.    Intentionally Omitted.
14.    Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email or by an overnight express service to the following address:

To Guarantor:	101 East State Street Kennett Square, Pennsylvania 19348 Telephone: 610-444-6350 Attention: Chief Executive Officer

With a copy to: (that shall not constitute notice)	101 East State Street Kennett Square, Pennsylvania 19348 Attention: Law Department

With a copy to: (that shall not constitute notice)	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attn: Neil L. Rock Phone: +1 212 735 3787

To Landlord:	c/o Sabra Health Care REIT, Inc. 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612 Attention: Chief Executive Officer

With a copy to: (that shall not constitute notice)	Sherry Meyerhoff Hanson & Crance LLP 610 Newport Center Drive, Suite 1200 Newport Beach, CA 92660-6445 Attention: Kevin L. Sherry, Esq.
or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given (i) if sent by email before 5:00 p.m. (Eastern time) on a Business Day, when transmitted; (ii) if sent by email on a day other than a Business Day or after 5:00 p.m. (Eastern time) on a Business Day, on the following Business Day.
15.    Miscellaneous.
(a)    No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Landlord. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.
(b)    If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.
(c)    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT THAT THE LAWS OF THE STATE WHERE THE FACILITY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (I) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO THE FACILITY AND (II) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF SUCH STATE. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF CALIFORNIA AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. GUARANTOR FURTHER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LANDLORD SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTY IN WHICH GUARANTOR IS REQUIRED TO BE NAMED AS A NECESSARY PARTY. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA OR, TO THE EXTENT APPLICABLE IN ACCORDANCE WITH THE TERMS HEREOF, LOCATED IN THE STATE WHERE THE FACILITY IS LOCATED.
(d)    EACH OF THE GUARANTOR, BY ITS EXECUTION OF THIS GUARANTY, AND THE LANDLORD, BY THEIR ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.
(e)    In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party's reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such-judgment or award such party's reasonable costs and expenses as provided in this paragraph.

(f)    Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.
(g)    Except as provided in any other written agreement now or at any time hereafter in force between the Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.
(h)    All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord's successors and assigns.
(i)    Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.
(j)    This Guaranty supersedes and replaces the Released Guaranty, which is hereby terminated, released, waived and forever discharged; provided, however, that the foregoing termination and release shall not be deemed or construed to constitute a termination of the Released Guaranty or a release of the Released Guarantor with respect to obligations arising or accruing under the Released Guaranty prior to the Effective Date.
(k)    At such time as FC-Gen becomes a direct or indirect, wholly-owned subsidiary of PublicCo, Landlord shall be deemed to have released, waived and forever discharged FC-Gen from any and all claims, demands, rights, disputes, actions, obligations, indebtedness, indemnifications and causes of action whatsoever, at law or in equity or otherwise which Landlord may then have, may ever have had, or may acquire in the future against FC-Gen pursuant to this Guaranty.
[Signature Page to Follow]

EXECUTED as of the date first set forth above.
GUARANTOR:

FC-GEN OPERATIONS INVESTMENT, LLC,
a Delaware limited liability company

By:
Name:    Michael S. Sherman
Title:    Secretary
GENESIS HEALTHCARE, INC.,
a Delaware corporation
(f/k/a Skilled Healthcare Group, Inc.)

By:
Name:    Michael S. Sherman
Title:    Secretary

RELEASED GUARANTOR:

GENESIS HEALTHCARE LLC,
a Delaware limited liability company

By:
Name:    Michael S. Sherman
Title:    Secretary

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LANDLORD:

[ ________________________ ]

By:
Name:    Harold Andrews
Title:    Chief Financial Officer

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